UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SUPA CONSOLIDATED INC.
(Name of Registrant as Specified In Its Charter)

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SUPA CONSOLIDATED INC.

530 Technology Drive, Suite 100

Irvine, California 92618

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the holders of record as of the close of business on September 29, 2025, of the common stock of SUPA Consolidated Inc. (fka Tribal Rides International Corp.), a Nevada corporation (“SUPA”).

The Board of Directors of the Company and two stockholders holding an aggregate of 270,000,000 shares of common stock issued and outstanding as of September 29, 2025, have approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to the following action:

(1)	The approval of an Amendment to our Articles of Incorporation to change the name of our company to SUPA Consolidated Inc.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and the Company’s Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY THE BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of The Company’s common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address: SUPA Consolidated Inc., 530 Technology Drive, Suite 100, Irvine, CA 92618, Attn: Yessenia Hernandez, Chief Executive Officer. Ms. Hernandez may also be reached by telephone at 844-787-2720.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

On September 29, 2025, the Board of Directors and the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to change our name from “Tribal Rides International Corp.” to “SUPA Consolidated Inc.”

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Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the name change shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. The Company's Board of Directors and the consenting stockholders approved the name change by written consent on September 29, 2025.

The Company acknowledges that this Information Statement is being transmitted to stockholders after the name change had already been implemented. The Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State on October 9, 2025, and approved on October 21, 2025. The Company's name change and new OTC trading symbol "SFCX" became effective with the Financial Industry Regulatory Authority ("FINRA") on January 30, 2026. The delay in furnishing this Information Statement resulted from the significant management and operational transition the Company underwent during this period. In February 2025, three directors and the prior Chief Executive Officer and Chief Technology Officer resigned, and new management was appointed. A further management transition occurred in November 2025, at which time the current Chief Executive Officer, Yessenia Hernandez, assumed her role.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to The Company’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of The Company’s outstanding capital stock is required to effect the action described herein. The Company’s Articles of Incorporation, as amended, do not authorize cumulative voting. As of the record date, the Company had 290,835,500 shares of common stock issued and outstanding. The voting power representing not less than 145,417,751 shares of common stock is required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of 270,000,000 shares of common stock, which represents approximately 92.83% of the issued and outstanding shares of The Company’s common stock. Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted, with the Board of Directors, in favor of the actions described herein in a written consent, dated September 29, 2025. No consideration was paid for the consent. The consenting stockholder’s name, affiliation with the Company, and its beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
SUPA Food Services LLC	Greater than 10% holder of common stock	250,000,000 shares	85.96%
Spark Capital Investments LLC	Greater than 10% holder of common stock	20,000,000 shares	6.87%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

On June 30, 2025, the Company completed the acquisition of substantially all membership interests in Supa Food Services LLC (“Supa”), a privately held Wyoming limited liability company. In consideration, the Company issued 250,000,000 shares of its common stock to the members of Supa. As a result of the acquisition, SUPA Food Services LLC remains a wholly owned subsidiary of the Company.

Mr. Imran Firoz is the Managing Director of SUPA Food Services LLC, the Company’s majority stockholder. He is also the principal shareholder of Spark Capital Investments LLC.

No officer or director has any substantial interest, direct or indirect, in security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS' RIGHTS OF APPRAISAL

None.

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DIRECTORS AND EXECUTIVE OFFICERS

Current Management

The following table sets forth information concerning our executive officers and directors:

Name	Position	Director Since	Age
Executive Officers and Directors
Yessenia Hernandez	Chief Executive Officer and Director	November 5, 2025	37
Hunter Gaylor	Director	November 6, 2025	35
Adam Clode	Director	February 6, 2025	45
Candice Beaumont	Director	February 6, 2025	51

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

On February 6, 2025, Messrs. Grimes, Prasad, and Ritacco resigned from the Board of Directors; Mr. Grimes resigned as the Chief Executive Officer. Mr. Ritacco also resigned as Chief Technology Officer. In connection with the foregoing, the Board appointed Adam Clode as Chief Executive Officer and named Candice Beaumont and John McMullen to the Board in February 2025.

On November 05, 2025, Adam Clode and John McMullen resigned as the CEO and the Director of the Company, respectively. Adam Clode continues as the Director of the Company.

On November 05, 2025, SUPA Consolidated Inc., a Nevada Corporation (the “Company”), appointed the following officers and directors:

•	Yessenia Hernandez, Chief Executive Officer and Director

•	Hunter Gaylor, Director

Business Experience of Executive Officers and Directors

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Yessenia Hernandez, age 37: Ms. Hernandez has been serving the Company as its Chief Executive Officer since November 2025. Ms. Hernandez originally joined Supa Food Services LLC’s (SUPA Food) executive leadership team in 2023 as Chief Marketing Officer, bringing more than ten years of experience in fast-moving consumer goods (FMCG) brand management, marketing, and product development. Her career spans leadership positions in both the United States and South America, with a focus on building transformational and sustainable food systems.

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At Supa Food, Ms. Hernandez led the design and implementation of the Company’s traceable-sourcing platform, an initiative providing end-to-end visibility into product origin and supply-chain practices. This program enhances transparency for consumers and verifies adherence to ethical, environmental, and fair-labor standards across Supa Food’s portfolio. In March 2025, Ms. Hernandez founded Mater/AQUA, a California-based nonprofit organization dedicated to reducing and eliminating plastic pollution by promoting reusable alternatives and circular-economy practices within the food and beverage industry.

Ms. Hernandez earned a bachelor’s degree in political science and government (Ciencias  Políticas y Gobierno) from Universidad EAFIT in 2014.

The Board believes Ms. Hernandez is qualified to serve as a director based on her extensive experience in the food and consumer goods sector, including brand management, marketing, and supply chain operations directly relevant to the Company’s business. Her demonstrated expertise in developing operational systems and international business experience across North and South American markets provides valuable strategic insight for the Company’s expansion initiatives. Ms. Hernandez’s focus on sustainability, transparency, and environmental responsibility, including founding a nonprofit focused on circular economy practices, enhances the Board’s oversight of environmental, social, and governance (ESG) matters increasingly important to stakeholders and regulatory compliance.

Hunter Gaylor, Director, age 35: (1) Mr. Gaylor has been serving the Company as its Director since November 2025. Mr. Gaylor is an internationally recognized executive and the founder and Managing Partner of SpencerPruitt, a multinational holding company and investment fund operating across technology, defense, aviation, hospitality, and government sectors. He brings extensive experience in structuring and executing complex corporate transactions in industries including aviation, technology, media, insurance, and commercial hospitality.

Since May 2021, Mr. Gaylor has also served in an international advisory capacity at Wall Street Capital Partners, a financial consultancy firm that has raised over $1 billion in capital and specializes in high-growth strategies, mergers, and acquisitions for global clients. In this role, he focuses on international relations and strategic development initiatives.

Mr. Gaylor is frequently featured as a contributor on media outlets such as Fox Business, Newsmax, and Bloomberg, where he offers commentary on capital markets, international policy, and corporate strategy. He has been entrusted to advise ultra-high-net-worth individuals, sovereign clients, government agencies, and VVIPs on cross-border negotiations, market entry, and investment structuring.

The Board believes Mr. Gaylor is qualified to serve as a director based on his extensive experience in structuring complex corporate transactions across multiple industries, including aviation, technology, and hospitality sectors relevant to the Company’s operations. His track record in advising on mergers, acquisitions, and capital formation strategies, including experience with transactions exceeding $1 billion, provides valuable expertise for the Company’s growth and financing initiatives. Mr. Gaylor’s international business experience and relationships with institutional investors, government entities, and high-net-worth individuals enhance the Board’s ability to identify strategic opportunities and access capital markets globally.

Adam Clode, age 45: Mr. Clode has served as Chief Executive Officer and director of the Company from February 2025 to November 2025. He remains as the Director of the Company. From June 2016 to December 2020, he served as Chief Executive Officer of RotoGro, overseeing global operations with responsibilities that included project delivery, corporate finance, licensing and regulatory matters, mergers and acquisitions, and investor relations.

Mr. Clode holds a Master of International Business (MIBA) from the University of Southern Queensland (2018), a Master of Project Management from the University of Southern Queensland (2009, with Distinction), and a Bachelor of Engineering in Civil Engineering (Honors) from the University of Western Australia (2003, with Honors).

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The Board believes Mr. Clode is qualified to serve as Chief Executive Officer and director based on his demonstrated leadership experience as CEO of RotoGro, where he successfully managed global operations, corporate finance, mergers and acquisitions, and investor relations in an international business environment. His advanced academic credentials, including dual master’s degrees in international business and project management, combined with his engineering background, provide the strategic, operational, and technical expertise necessary to execute the Company’s business strategy. Mr. Clode’s experience in licensing, regulatory compliance, and capital markets positions him to effectively navigate the Company’s growth initiatives and stakeholder relationships.

Candice Beaumont (1), age 51: Ms. Beaumont has served as a director of the Company since February 2025. She is currently the Chairman of Salsano Group (since February 2016), a global holding company and conglomerate with significant private equity and venture capital interests, including equity stakes in over 100 companies across various sectors, including real estate, luxury goods, consumer, technology, and media.

Since July 2003, Ms. Beaumont has also served as Chief Investment Officer of L Investments, a single-family office with an endowment-style portfolio consisting of fixed income, public and private equity, and direct investments across all sectors. She oversees capital allocation decisions, acquisitions, risk management, and strategic investments, and serves as Chairperson of the Investment Committee.

She currently serves on the Board of Directors of Clean Earth Acquisitions Corp. (NASDAQ: CLIN), a special purpose acquisition company (since July 2021), and as an Advisor to Athena Technology Acquisition Corp. (SPAC) (since November 2020).

Ms. Beaumont completed executive education in Global Leadership & Public Policy for the 21st Century at the Harvard Kennedy School in 2015. She earned a Bachelor of Business Administration in International Finance & Marketing from the University of Miami Herbert Business School, graduating first in her class, and she also studied at Rice University. She was captain of the University of Miami Varsity Tennis team, earning Academic All-American honors, and is a former world-ranked professional tennis player.

The Board believes Ms. Beaumont is qualified to serve as a director based on her extensive experience in private equity and venture capital, including her role as Chairman of Salsano Group, which holds equity stakes in over 100 companies across multiple sectors, and as Chief Investment Officer of L Investments, where she oversees capital allocation, strategic investments, and risk management for a diversified endowment-style portfolio. Her public company board experience, including service on the board of a NASDAQ-listed special purpose acquisition company, provides valuable insight into corporate governance, regulatory compliance, and capital markets. Ms. Beaumont’s background in strategic acquisitions, global asset allocation, and investment committee leadership enhances the Board’s oversight of the Company’s financial strategy, growth opportunities, and shareholder value creation.

Family Relationships

There are no family relationships among our directors and executive officers.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system that has requirements that a majority of the board of directors be “independent,” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of September 29, 2025. In calculating any percentage in the following table of common stock beneficially owned by one or more people named therein, the following table assumes 290,835,500 shares of common stock outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following tables is 530 Technology Drive, Suite 100, Irvine, CA.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Yessenia Hernandez, CEO, Director	-0-		-0-%
Hunter Gaylor, Director	-0-		-0-%
Adam Clode, Director	-0-		-0-%
Candice Beaumont, Director	-0-		-0-%

Executive Officers, Named Executive Officers, and Directors as a Group (4 Persons)	-0-		-0-%

SUPA Food Services LLC 530 Technology Drive Ste. 100 Irvine, CA 92618	250,000,000	(2)	85.96%
Spark Capital Investments LLC 530 Technology Drive Ste. 100 Irvine, CA 92618	20,000,000		6.87%

_________________

*Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, people share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon the exercise of an option) within 60 days of the date on which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person, as shown in the above table, does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock outstanding on September 29, 2025.
(2)	Imran Firoz is the Managing Director of SUPA Food Services LLC and principal owner of Spark Capital Investments LLC.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file reports, proxy statements, and other information, including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a website (http://www.sec.gov) where reports, proxy statements, and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis, and Retrieval System can be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and filed with the SEC on August 29, 2025. Current Report on Form 8-K filed with the SEC on September 3, 2025, and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2025, and filed with the SEC on September 11, 2025, and September 12, 2025, respectively, have been incorporated herein by this reference.

The Company undertakes to mail to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be considered to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to Yessenia Hernandez, Chief Executive Officer, at The Company’s principal executive offices, at SUPA Consolidated Inc., 530 Technology Drive, Suite 100, Irvine, California 92618.  Ms. Hernandez may also be reached by telephone at 844-787-2720.

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